EXHIBIT 23.1

                              ORPHAN MEDICAL, INC.


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement No. 333-29487 and 333-3674 on Form S-8 of Orphan Medical, Inc. pertaining to the Orphan Medical, Inc. 1994 Stock Option Plan of our report dated February 4, 1998, with respect to the financial statements of Orphan Medical, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997.

                                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 26, 1998